UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2022 (June 14, 2022)

Franklin BSP Capital Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01360	85-2950084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4920, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-6700

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 14, 2022, the Company held its annual meeting of stockholders (the “Annual Meeting”) and submitted two matters to the vote of stockholders. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 20, 2022. As of April 8, 2022, the record date, approximately 15,360,674 shares of Common Stock and 10,000 shares of our Series A Preferred Stock were eligible to vote. A summary of the matters voted upon by the stockholders is set forth below.

Proposal 1. The Company’s common stockholders and preferred stockholders, on an as-converted basis, elected Edward G. Rendell to serve as a director until the 2025 Annual Meeting and until his successor is duly elected and qualifies. Additionally, the preferred stockholders elected Dennis Schaney to serve as a director until the 2025 Annual Meeting and until his successor is duly elected and qualifies.

The following votes were taken in connection with this proposal:

Election of Director Edward G. Rendell:

Votes For	Votes Against	Abstain
7,394,010	171,798	294,203

Election of Director Dennis Schaney:

Votes For	Votes Against	Abstain
8,979	0	0

Proposal 2. The proposal to ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was approved.

The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstain
7,692,315	54,704	112,992

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin BSP Capital Corporation

Date: June 16, 2022	By: /s/ Nina K. Baryski
Name: Nina K. Baryski
Title: Chief Financial Officer and Treasurer